Exhibit 99.1

CERNER ANNOUNCES AMENDMENT TO SHARE REPURCHASE PROGRAM

KANSAS CITY, Mo. - May 21, 2018 - Cerner Corporation (Nasdaq: CERN) today announced that its board of directors approved an amendment to its stock repurchase program on May 17, 2018, at its regularly scheduled Board meeting, authorizing the repurchase of up to an additional $500 million of its common stock. This expands the $500 million repurchase program that was approved on May 23, 2017, bringing the total authorized repurchase amount to $1 billion.

"The Board of Directors and our leadership team believe Cerner's shares are an attractive investment, and share repurchases are an important part of our capital allocation strategy," said Marc Naughton, executive vice president and chief financial officer of Cerner. "We have a strong balance sheet and expect to continue generating strong cash flow. The expanded repurchase program reflects our commitment to return value to shareholders and our belief in Cerner's long-term growth potential."

The company plans to repurchase shares from time to time in the open market, by block purchase, in privately negotiated transactions or possibly through other transactions managed by broker-dealers. No time limit was set for completion of the program.

As of May 18, 2018, there is approximately $639 million authorized for repurchase under the amended stock repurchase program. Based on the May 18, 2018 closing price, approximately 10.4 million shares, or 3.2 percent of the company's outstanding shares, could be repurchased under the amended authorization. The repurchase will be funded from working capital.

About Cerner

Cerner's health technologies connect people and information systems at more than 27,000 contracted provider facilities worldwide dedicated to creating smarter and better care for individuals and communities. Recognized globally for innovation, Cerner assists clinicians in making care decisions and assists organizations in managing the health of their populations. The company also offers an integrated clinical and financial system to help manage day-to-day revenue functions, as well as a wide range of services to support clinical, financial and operational needs, focused on people. For more information, visit Cerner.com, The Cerner Blog or connect on Facebook, Instagram, LinkedIn, Twitter or The Cerner Podcast. Nasdaq: CERN. Smarter Care. Better Outcomes. Healthier You.

Certain trademarks, service marks and logos set forth herein are property of Cerner Corporation and/or its subsidiaries.

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements. These forward-looking statements are based on the current beliefs, expectations and assumptions of Cerner's management with respect to future events and are subject to a number of significant risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words "believe", "plans", "expect", "growth potential" or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to risks associated with volatility and disruption resulting from global economic or market conditions; risks associated with our outstanding and future indebtedness, such as compliance with restrictive covenants, which may limit our flexibility to operate our business; non-compliance with laws, government regulation or certain industry initiatives; variations in our quarterly operating results; potential variations in our sales forecasts compared to actual sales; and volatility in the trading price of our common stock and the timing and volume of market activity. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Except as required by law, Cerner undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in our business, results of operations or financial condition over time.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Dan Smith, (913) 304-3991, dan.smith1@cerner.com
Cerner's Internet Home Page: www.cerner.com